COOPERATION AGREEMENT

This Cooperation Agreement (the "***Agreement***") is entered into on June 28, 2023, by and between **CasperLabs Holdings AG**, a Swiss company with an address of Seestrasse 5, 6300 Zug, Switzerland ("***CasperLabs***"), and **Robot Cache US, Inc.**, a Delaware corporation located at 5910 Pacific Center Blvd., Suite 300, San Diego, CA 92121 (the "***Partner***").

WITNESSETH:

WHEREAS CasperLabs and Partner entered into a Memorandum of Understanding dated June 28, 2021 (the "***MOU***");

WHERAS the Partner is a video game marketplace (the "***Marketplace***") where users ("***Users***") can buy/sell video games using fiat or the Marketplace's native digital store currency, IRON;

WHEREAS Users can earn IRON by providing the platform utilization of their CPU or GPUs to mine various crypto currencies and other means which are then converted to Partner's digital currency called IRON on the Marketplace;

WHEREAS the Partner is working with major video game brands and will be launching a user acquisition push in 2022 (the "***User Acquisition Push***") and in that connection the Partner wishes to migrate its' digital rights management ("DRM") from the Ethereum network over to the Casper network (the "***Migration***") and to offer CSPR tokens to Users in lieu of IRON ("***User Rewards***");

WHEREAS the Partner has set up a validating node at https://cspr.live/validator/014b466f5c6c87bb1d2566d166120e320a724231374cd0775e0e347afed70a4745 ("***Validating Node***") and the related staking pool ("***Staking Pool***") on the Casper Network, to which CasperLabs has delegated 100,000,000 CSPR ("***Staked Tokens***") starting July 28, 2021 ("***Start Date***") and the Partner has set the rake on the Staking Pool at 100%, for purposes of collecting staking rewards on the Staked Tokens (such rewards through July 27, 2022, "***Initial Staking Rewards***");

WHEREAS effective July 28, 2022, Partner has reduced the rake on the Staking Pool to 10% (such rewards from such date onwards, the "***Future Staking Rewards***"; and together with the Initial Staking Rewards, the "**Staking Rewards**");

WHEREAS CasperLabs and Partner desire to enter into a binding agreement related to the Staked Tokens, the Staking Rewards and their cooperation under the MOU; and

NOW THEREFORE, the parties agree on the following terms and conditions:

1. RIGHTS & OBLIGATIONS OF THE PARTIES

1.1. RIGHTS & OBLIGATIONS OF CASPERLABS

1.1.1. CasperLabs shall continue to stake the Staked Tokens to Partner's Validating Node until December 31, 2023 (the "***End Date***") and permit the Partner to set the rake at 10% and earn and retain the Future Staking Rewards subject to the terms and conditions hereof. After the End Date, CasperLabs shall be entitled, in its sole discretion, to determine whether to continue staking the Staked Tokens to the Partner's Validating Node.

1.1.2. CasperLabs will use its commercially reasonable efforts to be available to discuss engineering queries by the Partner in relation to the Migration, provided that the Migration shall be the sole responsibility of the Partner.

1.1.3. CasperLabs shall use its reasonable efforts to cooperate with the Partner in connection with its promotion obligations as set out in Section 1.2.5.

1.2. RIGHTS & OBLIGATIONS OF THE PARTNER

1.2.1. The Partner shall use its commercially reasonable efforts to complete the Migration, including a wallet integration allowing Users to hold their CSPR in the Marketplace, by the End Date. The Partner shall keep CasperLabs informed of the status of the Migration, the User Acquisition Push and the User Rewards.

1.2.2. After launch of User Rewards, Partner shall provide a monthly report showing the amount of User Rewards given out to its users.

1.2.3. The Partner shall use at least 75% of the Future Staking Rewards for User Rewards and only after the completion of Migration (whenever occurring) ("***Reserved Staking Rewards***").

1.2.4. The Partner shall not sell or convert any of the Reserved Staking Rewards or use them for any purpose other than as set out in Section 1.2.3.

1.2.5. The Partner shall co-promote with CasperLabs each of the milestones herein, including the Migration, the launch of User Acquisition Push and the User Rewards.

1.2.6. At the request of CasperLabs, Partner shall provide documentation evidencing its compliance with its obligations in this Section 1.2.

1.2.7. CasperLabs acknowledges and agrees that Partner shall be allowed to continue using the Casper blockchain test network until the official release of the Casper blockchain network version 2.0, which will support the refund of all transaction fees back to Partner. In the event that any dysfunctionality or technical issues arise within the Casper blockchain network version 2.0, Partner will have the option of transitioning back to the Casper blockchain test network.

2. TERM AND TERMINATION

This Agreement is deemed to have commenced on the Start Date and shall terminate once Partner has fulfilled its obligations in Section 1.2. Partner shall also have the option to terminate this Agreement with 30 days' written notice if any government or regulatory authority determines that the Casper blockchain or CSPR tokens are in violation of any laws or regulations, the security of the Casper blockchain or CSPR tokens is compromised in any way, use of the Casper blockchain or CSPR tokens negatively impacts the reputation of Partner, or CasperLabs is in material breach of this Agreement (a "***Partner Termination***"). In the event of a Partner Termination, Partner shall promptly return all Staking Rewards to CasperLabs.

3. CONFIDENTIALITY

3.1. Each party ("***Recipient Party***") to this Agreement shall assume the obligation to keep confidential the Confidential Information of any other party ("***Disclosing Party***") that is known or otherwise acquired by the party during the conclusion and performance of this Agreement. The Recipient Party shall not disclose such Confidential Information to any third Party and shall not use such information for purposes other than the performance of this Agreement, without the written consent of the Disclosing Party.

3.2. Notwithstanding the foregoing, provided that the Recipient Party notifies the Disclosing Party in

advance within a reasonable period of time, the Recipient Party shall have the right to use the Confidential Information related to this Agreement for the following purposes:

3.2.1. Disclosing such Confidential Information to government agencies or correspondent banks as is required by any applicable laws or business procedures; and,

3.2.2. Disclosing to its employees, lawyers, accountants and other consultants, on the precondition that such persons shall assume the same confidentiality obligations as the Recipient Party to this Agreement.

4. REPRESENTATIONS AND WARRANTIES

4.1. Each Party represents, warrants and agrees that: (i) It has all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder, and nothing contained in this Agreement or in the performance of this Agreement will place the other Party in breach of any other contract or obligation; and (ii) It is a company, validly existing and in good standing under the laws of the state in which it was incorporated or otherwise established;

5. LIMITATION OF LIABILITY

5.1. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, EACH PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER IN CONNECTION WITH OR IN ANY MANNER RELATED TO THIS AGREEMENT (WHETHER IN AN ACTION IN CONTRACT OR TORT, INCLUDING NEGLIGENCE OR OTHERWISE) WILL BE LIMITED TO THE TOTAL VALUE OF THE STAKING REWARDS UNDER THIS AGREEMENT.

6. APPLICABLE LAW & DISPUTE RESULTION

6.1. Governing Law and Jurisdiction. This Agreement and the Exhibits thereto shall be governed by the laws of England and Wales, without giving effect to the principles of conflict of laws. The exclusive jurisdiction and venue for actions related to the subject matter hereof shall be London, England, and each Party hereby submits to the personal jurisdiction of such courts.

7. SUPPLEMENTARY PROVISIONS

7.1. This Agreement shall supersede all agreements, consensus or memorandums in oral or written form as previously concluded by and between both parties hereto on subject matters covered by this Agreement.

7.2. This Agreement is made in two (2) counterparts of the same legal effect, with each party holding one (1) copy.

7.3. The failure or delay of either party to exercise any of its rights hereunder shall not constitute a waiver of that right. Waiver of any provision of this Agreement by either party shall not be deemed as a waiver of any other provision of this Agreement.

7.4. If any provision of this Agreement is found invalid or unenforceable for any reason, it shall not affect the validity of other provisions of this Agreement; and this provision shall continue to apply subject to such modifications as may be necessary without prejudice to the purposes of this Agreement.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the date set forth at the beginning of this Agreement.

CASPERLABS HOLDINGS AG

DocuSigned by:

By: ______________________________
555685EC7C0F404...
Name: Mrinal Manohar
Title: CEO

DocuSigned by:

By: Daniel Marfurt
9F2088D1F09C47F...
Name: Daniel Marfurt
Title: CFO

ROBOT CACHE US, INC.

DocuSigned by:

By: Lee Jacobson
7DD4A3DEAF5647C...
Name: Lee Jacobson
Title: CEO